Exhibit 10.2

Commercial Net Lease Realty, Inc.
Restricted Stock Award Agreement

     This Restricted Stock Award Agreement (this “Agreement”) is entered into between Commercial Net Lease Realty, Inc., a Maryland corporation (the “Company”) and ___ (“Participant”) pursuant to the Stock Award granted to Participant as of the date hereunder (the “Date of Grant”), under the Commercial Net Lease Realty, Inc. 2000 Performance Incentive Plan (the “Plan”). In consideration of the mutual promises and covenants made herein and the terms and conditions of the Plan, which is wholly incorporated herein by reference, the parties hereby agree as follows:

     1. Definitions. Except as is expressly provided herein, all terms defined within the Plan shall have the same meaning herein. Additionally, the following definitions shall apply to this Agreement:

     (a) Cause shall mean with respect to any individual: (i) the conviction of the individual of, or the entry of a plea of guilty or nolo contendere by the individual to, (A) any felony, or (B) any crime involving dishonesty or moral turpitude; (ii) fraud, misappropriation, embezzlement by the individual related to Participant’s duties to the Company; (iii) the individual’s unsatisfactory performance of his assigned duties for the Company, which continues after (A) the individual has received written notice of his unsatisfactory performance, and (B) the individual has had a reasonable opportunity to cure such unsatisfactory performance; or (iv) the breach by the individual of any material term of an agreement pursuant to which he provides services to the Company.

     (b) Restricted Stock shall mean the Stock Award that is the subject of this Agreement.

     (c) Unvested Restricted Stock shall mean shares of Restricted Stock that are subject to forfeiture under the terms of this Agreement.

     (d) Vesting Date shall mean the date on which all or a portion of the Restricted Stock is no longer subject to forfeiture under the terms of this Agreement.

     (e) Vested Restricted Stock shall mean shares of Restricted Stock that are not subject to forfeiture under the terms of this Agreement.

     2. Award. As of the Date of Grant, the Company hereby awards and grants to Participant a Stock Award of ___thousand (___,000) shares of Common Stock of the Company (collectively, the “Restricted Stock”).

     3. Vesting.

          (a) As of each of the following Vesting Dates, Restricted Stock shall become Vested Restricted Stock at the specified rate, provided that the Participant is continuously employed by the Company as of the Vesting Date: [vesting varies per grant]

          (b) [In the event of a Change of Control, Participant shall vest in the Restricted Stock as of the day before the Change of Control and no portion of the Restricted Stock shall be Unvested Restricted Stock.]

          (c) In the event that Participant is terminated as a result of death or Disability or is terminated without Cause, [or if Participant terminates his employment agreement for “Good Reason” (as defined in Participant’s Employment Agreement),] Participant shall vest in the Restricted Stock as of the day before the Termination of Employment and no portion of the Restricted Stock shall be Unvested Restricted Stock.

          (d) In the event Participant incurs a Termination of Employment other than as provided in subsection 3 (c) above, all Unvested Restricted Stock shall immediately and without notice be forfeited and Participant shall have no rights with respect to such Unvested Restricted Stock.

          (e) Except as is provided in Article 12 of the Plan, any adjustment to an award of Restricted Stock pursuant to Article 12 shall not change the ratio of Unvested Restricted Stock to Vested Restricted Stock.

     4. Shareholder Rights and Restrictions on Transfer. The Participant shall have all rights of a stockholder with respect to each share of Unvested Restricted Stock, including the right to receive dividends and vote the share; provided, however, that (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Unvested Restricted Stock, (ii) the Company shall retain custody of the certificates evidencing shares of Unvested Restricted Stock, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to shares of Unvested Restricted Stock. The limitations set forth in the preceding sentence shall not apply to shares of Unvested Restricted Stock once such shares become Vested Restricted Stock. If any transfer or other disposition of shares of Unvested Restricted Stock is made or attempted, such transfer shall be null and void and of no force and effect, and in addition to any other legal or equitable remedies which it may have, the Company may enforce its rights by action for specific performance (to the extent permitted by law) and the Company shall refuse to recognize any transferee as one of its shareholders for any purpose, including without limitation for purposes of dividend and voting rights. This Agreement shall be binding upon the Participant and his heirs, representatives, successors and assigns.

     5. Representations of the Participant and Share Registration. The Company may require that the Participant execute and deliver to the Company a written statement, in form satisfactory to the Company, in which the Participant represents and warrants that the shares of Restricted Stock are being acquired for such person’s own account, for investment only and not with a view to the resale or distribution thereof. The Participant shall, at the request of the Company, be required to represent and warrant in writing that any subsequent resale or distribution of shares of Restricted Stock by the Participant shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the shares of Restricted Stock being sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer of sale or sale of such shares of Restricted Stock, obtain a prior favorable written opinion of counsel, in form and substance satisfactory to counsel for the Company, as to the application of such exemption thereto. The Company may delay issuance or delivery of shares of Restricted Stock if it determines that listing, registration or qualification of the shares or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the sale or purchase of the shares, until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.

     6. Stock Legends. In addition to such other legends that the Company determines are necessary and appropriate pursuant to Section 8.4 of the Plan, each certificate of Common Stock issued pursuant to this Agreement shall bear on its face the following legend:

     The shares represented by this certificate are subject to restrictions on transfer, a copy of the terms of which will be furnished by the Company to the holder of this certificate upon written request and without charge.

     7. Tax Gross-Up Payments. [varies per grant]

     8. Right to Continued Services. Nothing herein shall confer upon Participant any right to continued employment by the Company or any subsidiaries or affiliates or to continued service as a Director or limit in any way the right of the Company or any subsidiary or affiliate at any time to terminate or alter the terms of that employment or services as a Director.

     9. Acceptance of Agreement. The shares of the Restricted Stock are granted subject to all of the applicable terms and provisions of the Plan and this Agreement. The terms and provisions of the Plan are incorporated by reference herein. Participant accepts and agrees to be bound by all the terms and conditions hereof.

     Executed as of the ___day of ___, 2004.

Commercial Net Lease Realty, Inc.
By:

Participant:
By:
Print Name: